UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021 (August 30, 2021)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On August 30, 2021, Douglas T. Moore resigned from his position as the Chief Executive Officer of 1847 Goedeker Inc. (the “Company”) and from its board of directors. Mr. Moore’s resignation was not due to any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

On the same date, the Company entered into a separation and release agreement (the “Separation Agreement”) with Mr. Moore providing for the separation of his employment with the Company effective as of August 30, 2021. Under the Separation Agreement, the Company agreed, subject to Mr. Moore’s compliance with each and every provision of the Separation Agreement, to pay Mr. Moore a severance payment equal to one year of his base salary at his current level ($650,000 per year), less applicable statutory deductions and authorized withholdings, payable in equal installments on the Company’s regular payroll dates during the period commencing on September 1, 2021 and ending on August 31, 2022. The Company also agreed to continue to pay its share of Mr. Moore’s health care costs under the Company’s medical, dental or vision plans in which Mr. Moore participates for a period beginning as of September 1, 2021 and ending as of August 31, 2022; provided, however, that Mr. Moore will be responsible for the full amount of the applicable employee contribution as determined and periodically modified by the Company. Mr. Moore is entitled to no additional compensation, payments or benefits of any kind from the Company pursuant to the Separation Agreement.

The Separation Agreement includes a customary release of claims by Mr. Moore in favor of the Company and its affiliates, as well as customary confidentiality and non-disparagement provisions.

Mr. Moore may revoke the Separation Agreement for a period of seven (7) days after the date of the Separation Agreement by providing notice in writing to the Company, and the Separation Agreement will not become fully effective and enforceable until after the expiration of such seven-day revocation period.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Appointment of Chief Executive Officer and Executive Chairman

On August 30, 2021, the board of directors of the Company appointed Albert Fouerti, a member of the board and the President of the Company’s subsidiary Appliances Connection Inc. (“ACI”) and its various subsidiaries (collectively, “Appliances Connection”), as the new Chief Executive Officer of the Company. In addition, the board of directors appointed Ellery W. Roberts, the current Chairman of the Board, as the Executive Chairman of the Company.

Albert Fouerti, age 41, has served as the President of ACI and as a director of the Company since June 2021. He has served as the President of Appliances Connection since 1999. With over 20 years of experience in ecommerce and retail, he made Appliances Connection into a household name for kitchen appliances. With ACI’s subsidiary 1 Stop Electronics Center, Inc. starting out as a small camera and computer shop in Great Neck, NY, Mr. Fouerti was a pioneer for online shopping. Driven by technology, he entered the appliance business in 2008, and has contributed in taking the appliance industry into to the digital age. Along with his brother, Elie Fouerti, they developed a process of delivering bulky items across the United States.

Ellery W. Roberts, age 50, has served as the Chairman of the Board since the Company’s inception in January 2019. Mr. Roberts brings over 20 years of private equity investing experience to the Company. Mr. Roberts has been the Chairman, Chief Executive Officer, President and Chief Financial Officer of 1847 Holdings LLC (“1847 Holdings”) since its inception on January 22, 2013 and is also the sole manager of 1847 Partners LLC, the Company’s manager (the “Manager”). Mr. Roberts has also been a director of Western Capital Resources, Inc., a public company, since May 2010.  In July 2011, Mr. Roberts formed The 1847 Companies LLC, a company that is no longer active, where he began investing his own personal capital and capital of high net worth individuals in select transactions.  Prior to forming The 1847 Companies LLC, Mr. Roberts was the co-founder and was co-managing principal from October 2009 to June 2011 of RW Capital Partners LLC, the recipient of a “Green Light” letter from the United States Small Business Administration permitting RW Capital Partners LLC to raise capital in pursuit of the Small Business Investment Company license with the preliminary support of the Small Business Administration. Mr. Roberts was a founding member of Parallel Investment Partners, LP (formerly SKM Growth Investors, LP), a Dallas-based private equity fund focused on re-capitalizations, buyouts and growth capital investments in lower middle market companies throughout the United States. Previously, Mr. Roberts served as Principal with Lazard Group LLC, a Senior Financial Analyst at Colony Capital, Inc., and a Financial Analyst with the Corporate Finance Division of Smith Barney Inc. (now known as Morgan Stanley Smith Barney LLC).  Mr. Roberts received his B.A. degree in English from Stanford University.

Messrs. Fouerti and Roberts were elected until their successors are duly elected and qualified. There are no arrangements or understandings between Messrs. Fouerti or Roberts and any other persons pursuant to which they were selected as officers. There are no family relationships that exist between Messrs. Fouerti or Roberts and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Messrs. Fouerti or Roberts and the Company that would require disclosure under Item 404(a) of Regulation S-K, except for the following:

●	On April 5, 2019, the Company entered into a management services agreement with the Manager, which is owned and controlled by Mr. Roberts, pursuant to which the Company appointed the Manager to provide certain services to it for a quarterly management fee equal to $62,500. Under certain circumstances specified in the management services agreement, the quarterly fee may be reduced if similar fees payable to the Manager by subsidiaries of 1847 Holdings exceed a threshold amount. Pursuant to the management services agreement, the Company must also reimburse the Manager for all costs and expenses which are specifically approved by the board of directors, including all out-of-pocket costs and expenses, that are actually incurred by the Company or its affiliates on behalf of the Company in connection with performing services under the management services agreement. The Company expensed $125,000 in management fees for the six months ended June 30, 2021 and 2020 and $250,000 and $183,790 for the years ended December 31, 2020 and 2019, respectively.

●	As of December 31, 2019, the Manager had funded $33,738 to the Company in related party advances. These advances were unsecured, bore no interest, and did not have formal repayment terms or arrangements. These advances were repaid from the proceeds of the Company’s initial public offering in August 2020.

●	On June 2, 2021, the Company’s subsidiary 1 Stop Electronics Center, Inc. entered into a lease agreement with 1870 Bath Ave. LLC, an entity that is owned by Mr. Fouerti and Elie Fouerti, for the Company’s premises located at 1870 Bath Avenue, Brooklyn, NY. The lease is for a term of ten (10) years and provides for a base rent of $74,263 per month during the first year with annual increases to $96,896.37 during the last year of the term. 1 Stop Electronics Center, Inc. is also responsible for all property taxes, insurance costs and the utilities used on the premises. The lease contains customary events of default.

●	On June 2, 2021, the Company’s subsidiary Joe’s Appliances LLC entered into a lease agreement with 812 5th Ave Realty LLC, an entity that is owned by Mr. Fouerti and Elie Fouerti, for the Company’s premises located at 7812 5th Avenue, Brooklyn, NY. The lease is for a term of ten (10) years and provides for a base rent of $6,365.40 per month during the first year with annual increases to $8,305.40 during the last year of the term. Joe’s Appliances LLC is also responsible for all property taxes, insurance costs and the utilities used on the premises. The lease contains customary events of default.

●	The Company is a member of member of Dynamic Marketing, Inc. (“DMI”), an appliance purchasing cooperative. DMI purchases consumer electronics and appliances at wholesale prices from various vendors, and then makes such products available to its members, including the Company, who sell such products to end consumers. DMI’s purchasing group arrangement provides its members, including the Company, with leverage and purchasing power with appliance vendors, and increases our ability to compete with competitors, including big box appliance and electronics retailers. Mr. Fouerti is on the board of DMI. At June 30, 2021, vendor rebate deposits due from DMI were $10,009,836. During the three and six months ended June 30, 2021, total purchases from DMI, net of holdbacks, were $26,999,225 and $27,970,121, respectively. At December 31, 2020 and 2019, vendor rebate deposits, net, due from DMI were $31,733,415 and $22,005,318, respectively, and vendor rebates receivable were $4,691,514 and $3,284,594, respectively. During the year ended December 31, 2020, the following transactions were carried out with DMI: total purchases $175,630,820, vendor rebates $8,222,373, interest income $968,080, consulting income $255,000, and rent expense $675,000. During the year ended December 31, 2019, the following transactions were carried out with DMI: total purchases $120,328,645, vendor rebates $3,284,594, interest income $1,428,546, consulting income $188,617, and rent expense $337,500.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation and Release Agreement, dated August 30, 2021, between Douglas T. Moore and 1847 Goedeker Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2021	1847 GOEDEKER INC.

/s/ Albert Fouerti
Name: Albert Fouerti
Title: Chief Executive Officer

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